News Release	The Procter & Gamble Company One P&G Plaza Cincinnati, OH 45202

P&G ANNOUNCES FOURTH QUARTER 2012 CORE EPS OF $0.82 Delivers 3% Broad-based Organic Sales Growth; Maintains Fiscal 2013 Core EPS Guidance at $3.80 to $4.00

CINCINNATI, Aug. 3, 2012 - The Procter & Gamble Company (NYSE:PG) increased organic sales for the April-June quarter by three percent driven by price increases, partially offset by geographic mix.  Net sales were $20.2 billion, a decrease of one percent versus the prior year period.  Foreign exchange reduced net sales by four percent.  The Company continued to deliver broad-based organic sales growth, with four of five business segments increasing versus the prior year.

Diluted net earnings per share from continuing operations were $0.74, including non-core charges of $0.08 per share.  Core net earnings per share were $0.82, consistent with the prior year period and $0.03 per share above the top-end of the Company’s guidance range.  Additionally, P&G completed the sale of the Snacks business in the quarter, resulting in a net gain of $0.48 per share.

“We enter fiscal 2013 with very strong developing market momentum, strengthened plans on our core developed market business, and with the benefit of a $10 billion cost savings program, which is well underway,” said Chairman, President and Chief Executive Officer, Bob McDonald.  “Despite a difficult macro environment, we see significant opportunities for top- and bottom-line growth.”

Executive Summary

●	Organic sales increased three percent for the quarter.
●	Organic sales growth was broad-based, with four of five business segments increasing organic sales.
●	Core operating profit increased four percent. Including non-core charges, operating profit decreased four percent.
●	Core net earnings per share were in line with the prior year period at $0.82. The benefits from cost savings and pricing were offset by the decrease in net sales and higher commodity costs.
●
Diluted net earnings per share were $1.24, an increase of 48 percent due to the gain on sale of the Snacks business, partially offset by non-core charges.  The non-core items included incremental restructuring charges due to the productivity and cost savings plan.

●	Diluted net earnings per share from continuing operations were $0.74, a decrease of 10 percent due to non-core restructuring charges.
●
Operating cash flow was $4.0 billion for the quarter and free cash flow, which is operating cash flow less capital spending, was $2.7 billion.  Adjusted free cash flow productivity was 142 percent of net earnings.

April - June Quarter Discussion

Net sales decreased one percent to $20.2 billion in the April – June quarter.  Organic sales grew three percent.  Volume was in line with the year ago period.  Broad-based price increases across all segments and regions increased net sales by four percent.  This represented the fourth consecutive quarter in which positive pricing contributed four percent or more to net sales growth.  Unfavorable foreign exchange reduced net sales growth by four percent.  Geographic mix reduced net sales by one percent.

Diluted net earnings per share from continuing operations were $0.74 per share, a decrease of 10 percent due to non-core incremental restructuring charges of $0.08 per share.  Gross margin contracted 40 basis points due mainly to higher commodity costs, unfavorable geographic and product mix and restructuring charges, which were partially offset by positive pricing and cost savings.  Selling, general and administrative expenses (SG&A) as a percentage of net sales decreased 10 basis points.

Core net earnings per share were $0.82, in line with the prior year period.  Excluding non-core charges, core gross margin increased 10 basis points and SG&A as a percentage of net sales decreased 80 basis points.  Core operating profit, which excludes non-core items, increased four percent.

Operating cash flow was $4.0 billion for the fourth quarter and free cash flow was $2.7 billion.  The Company returned $1.6 billion of cash to shareholders as dividends.  In April 2012, P&G increased its dividend for the 56th consecutive year, making P&G one of only six U.S. companies with this track record of dividend increases.  P&G has paid a dividend for 122 consecutive years.

Fiscal Year Discussion

Net sales increased three percent to $83.7 billion for fiscal 2012 on unit volume that was in line with the prior year period.  Organic sales grew three percent.  Price increases across all segments improved net sales by four percent, partially offset by unfavorable geographic and product mix which reduced net sales by one percent.

Diluted net earnings per share were $3.66 per share, a decrease of seven percent due to non-core items.  The non-core items included impairment charges for goodwill and indefinite lived intangible assets of $0.51 per share, incremental restructuring charges of $0.20 per share and earnings from discontinued operations of $0.54 per share.  Excluding non-core items, Core EPS was $3.85, a decrease of one percent versus the prior year.  Gross margin contracted 160 basis points due mainly to higher commodity costs, unfavorable geographic and product mix and restructuring charges, which were partially offset by positive pricing and cost savings.  Selling, general and administrative expenses (SG&A) as a percentage of net sales decreased 30 basis points due to productivity savings, sales leverage and reduced charges for European legal matters, partially offset by an increase in marketing spending and incremental restructuring charges.

Operating cash flow in fiscal 2012 was $13.3 billion.  The Company returned $6.1 billion of cash to shareholders as dividends and repurchased $4 billion of P&G stock in fiscal 2012.

Business Segment Discussion

●
Beauty Care net sales decreased four percent to $4.8 billion.  Organic sales grew one percent.  Unit volume decreased one percent.  Price increases added four percent to net sales growth.  Mix reduced net sales by three percent due to disproportionate growth in developing regions and in product categories that have lower than segment average selling prices.  Unfavorable foreign exchange reduced net sales by four percent.  Volume in Hair Care was in line with the prior year period due to mid-single digit growth in developing regions driven by market growth, product innovations and distribution expansions in Asia.  The growth in developing regions was offset by developed regions which decreased mid-single digits due to competitive pressure in North America and Western Europe.   Volume in Beauty, which includes skin, cosmetics and personal care product categories, decreased mid-single digits due to market share softness in the United States and China.  Volume in Prestige Products increased mid-single digits, driven by initiative activity across fragrances and SK-II.  Net earnings were in line with the prior year period at $382 million as net earnings margin expansion offset the impact of reduced net sales.  Net earnings margin increased due to a reduction in the effective tax rate partially offset by higher commodities and unfavorable geographic and product mix.

●
Grooming net sales decreased six percent to $2.0 billion.  Unit volume and organic sales were in line with the prior year period.  Price increases added one percent to net sales growth, while unfavorable product mix decreased net sales by one percent mainly due to disproportionate growth in developing markets.  Foreign exchange reduced net sales by six percent.  Shave Care volume was in line with the prior year period.  Low single digit growth in developing regions behind market growth and product and commercial innovation was offset by a low single digit decrease in developed regions due to competitive activity and market contraction in Western Europe.  Volume in Appliances increased mid-single digits with developed markets up double digits primarily due to product innovation and in-store programs.  Grooming net earnings were in line with prior year at $406 million as an expansion in operating margin was offset by the decrease in net sales.  Operating margin increased mainly due to gross margin expansion resulting from manufacturing cost savings and higher pricing.

●
Health Care net sales decreased one percent to $2.9 billion.  Unit volume increased one percent with organic volume in line with the prior year period.  Organic sales were up three percent.  Pricing increased net sales by four percent.  Unfavorable product mix decreased net sales by one percent.  Foreign exchange reduced net sales by five percent.  Oral Care volume decreased low single digits due to competitive activity in developed markets and pricing gaps in Greater China.  Volume in Feminine Care grew low single digits due to market growth and product innovation in developing markets.  Personal Health Care volume increased mid-single digits, with organic volume decreasing low single digits due to initiative activity in the base period and lower shipments of Metamucil in North America.  Net earnings decreased two percent to $336 million due to gross margin contraction partially offset by a reduction in SG&A expenses.  Gross margin decreased due to higher commodity costs and unfavorable mix, partially offset by higher pricing and manufacturing cost savings.

●
Fabric Care and Home Care net sales decreased one percent to $6.6 billion.  Unit volume decreased one percent.  Organic sales were up three percent.  Pricing increased net sales by five percent.  Mix reduced net sales by one percent due to unfavorable geographic mix.   Foreign exchange reduced net sales by four percent.  Fabric Care volume decreased low single digits as growth in developing regions, driven by product innovation and market growth, was more than offset by a decrease in developed regions due to consumer value issues following price increases taken in previous periods.  Home Care volume increased low single digits driven by a double digit increase in developing markets behind innovation and distribution expansion and a low single digit increase in developed markets due to Air Care innovation.  Pet Care volume decreased high single digits.  Batteries volume decreased low single digits due to distribution losses in developed regions, partially offset by growth in developing regions from promotional and initiative activity.  Net earnings increased 10 percent to $635 million, due to operating margin expansion partially offset by the decrease in net sales.  Operating margin expanded behind lower SG&A expenses and higher gross margin, as higher pricing and manufacturing cost savings more than offset increased commodity costs.

●
Baby Care and Family Care net sales increased one percent to $4.1 billion on unit volume growth of one percent.  Organic sales increased five percent.  Pricing increased net sales by four percent.  Foreign exchange reduced net sales by four percent.  Baby Care volume increased mid-single digits behind double digit growth in developing markets driven by market size growth, product innovation and distribution expansion, and by single digit growth in developed markets due to promotional activity.  Volume in Family Care decreased high single digits primarily behind a strong base year period from volume pull forward ahead of price increases.  Net earnings increased 13 percent to $540 million primarily due to operating margin expansion.  Operating margin increased driven by a higher gross margin.  Gross margin increased as price increases and manufacturing cost savings were partially offset by higher commodity costs.

Snacks Divestiture

The Company divested the Snacks business to The Kellogg Company during the April – June quarter.  The transaction resulted in a net after tax gain of $0.48 per share, including $0.02 per share of restructuring costs to eliminate stranded overhead costs.

Fiscal Year 2013 Guidance

Net sales for fiscal 2013 are expected to be in line to down two percent versus the prior year, including a negative four percent impact from foreign exchange.  Organic sales are expected to increase two to four percent.   Pricing is expected to add two percent to sales, and unfavorable product and geographic mix is expected to reduce sales by one percent.  Diluted net earnings per share are expected to be in the range of $3.61 to $3.85.  Core EPS is expected to be in the range of $3.80 to $4.00, consistent with the preliminary outlook provided by the Company.  Core EPS estimates exclude non-core restructuring charges of $0.15 to $0.19.

The Company said it will repurchase $4 billion in P&G stock over the course of the fiscal year.

July – September 2012 Quarter Guidance

For the July – September quarter, net sales growth is estimated to be down six to down four percent versus the prior year period, including a six percent negative impact from foreign exchange.  Organic sales are expected to be in-line to up two percent.  Pricing is expected to add three percent to sales growth.  Diluted net earnings per share are expected to be in the range of $0.83 to $0.91 which includes non-core restructuring charges of $0.06 to $0.08 per share.  Core EPS is expected to be in the range of $0.91 to $0.97 versus a base period Core EPS of $1.01.  A major driver of the lower first quarter EPS outlook is foreign exchange, which is forecast to reduce net earnings by five to six percent versus the prior year.

Forward-Looking Statements

Certain statements in this release or presentation, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally are identified by the words “believe,” “project,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue”, “will likely results,” and similar expressions.  Forward-looking statements are based on current expectation and assumptions that are subject to risks and uncertainties which may cause results to differ materially from the forward-looking statements.  We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise.
Risks and uncertainties to which our forward-looking statements are subject include: (1) the ability to achieve business plans, including growing existing sales and volume profitably and maintaining and improving margins and market share, despite high levels of competitive activity, an increasingly volatile economic environment, lower than expected market growth rates, especially with respect to the product categories and geographical markets (including developing markets) in which the Company has chosen to focus, and/or increasing competition from mid- and lower tier value products in both developed and developing markets; (2) the ability to successfully manage ongoing acquisition, divestiture and joint venture activities to achieve the cost and growth synergies in accordance with the stated goals of these transactions without impacting the delivery of base business objectives; (3) the ability to successfully manage ongoing organizational changes and achieve productivity improvements designed to support our growth strategies, while successfully identifying, developing and retaining key employees, especially in key growth markets where the availability of skilled employees is limited; (4) the ability to manage and maintain key customer relationships; (5) the ability to maintain key manufacturing and supply sources (including sole supplier and plant manufacturing sources); (6) the ability to successfully manage regulatory, tax and legal requirements and matters (including product liability, patent, intellectual property, price controls, import restrictions, environmental and tax policy), and to resolve pending matters within current estimates; (7) the ability to resolve the pending competition law inquiries in Europe within current estimates; (8) the ability to successfully implement, achieve and sustain cost improvement plans and efficiencies in manufacturing and overhead areas, including the Company's outsourcing projects; (9) the ability to successfully manage volatility in foreign exchange rates, as well as our debt and currency exposure (especially in certain countries with currency exchange controls, such as Venezuela, China and India); (10) the ability to maintain our current credit rating and to manage fluctuations in interest rate, increases in pension and healthcare expense, and any significant credit or liquidity issues; (11) the ability to manage continued global political and/or economic uncertainty and disruptions, especially in the Company's significant geographical markets, due to a wide variety of factors, including but not limited to, terrorist and other hostile activities, natural disasters and/or disruptions to credit markets, resulting from a global, regional or national credit crisis; (12) the ability to successfully manage competitive factors, including prices, promotional incentives and trade terms for products; (13) the ability to obtain patents and respond to technological advances attained by competitors and patents granted to competitors; (14) the ability to successfully manage increases in the prices of commodities, raw materials and energy, including the ability to offset these increases through pricing actions; (15) the ability to develop effective sales, advertising and marketing programs; (16) the ability to stay on the leading edge of innovation, maintain a positive reputation on our brands and ensure trademark protection; and (17) the ability to rely on and maintain key information technology systems and networks (including Company and third-party systems and networks), the security over such systems and networks, and the data contained therein. For additional information concerning factors that could cause actual results to materially differ from those projected herein, please refer to our most recent 10-K, 10-Q and 8-K reports.

About Procter & Gamble
P&G serves approximately 4.6 billion people around the world with its brands. The Company has one of the strongest portfolios of trusted, quality, leadership brands, including Pampers®, Tide®, Ariel®, Always®, Whisper®, Pantene®, Mach3®, Bounty®, Dawn®, Fairy®, Gain®, Charmin®, Downy®, Lenor®, Iams®, Crest®, Oral-B®, Duracell®, Olay®, Head & Shoulders®, Wella®, Gillette®, Braun®, Fusion®, Ace®, Febreze®, Ambi Pur®, SK-II®, and Vicks®. The P&G community includes operations in approximately 75 countries worldwide. Please visit http://www.pg.com for the latest news and in-depth information about P&G and its brands.

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P&G Media Contacts:
Paul Fox, 513.983.3465
Jennifer Chelune, 513.983.2570

P&G Investor Relations Contact:
John Chevalier, 513.983.9974

The Procter & Gamble Company

Exhibit 1: Non-GAAP Measures

In accordance with the SEC’s Regulation G, the following provides definitions of the non-GAAP measures used in the earnings release and the reconciliation to the most closely related GAAP measure.

Organic Sales Growth: Organic sales growth is a non-GAAP measure of sales growth excluding the impacts of acquisitions, divestitures and foreign exchange from year-over-year comparisons.  We believe this provides investors with a more complete understanding of underlying sales trends by providing sales growth on a consistent basis.  Organic sales is also one of the measures used to evaluate senior management and is a factor in determining their at-risk compensation.

The reconciliation of reported sales growth to organic sales is as follows:

AMJ 2012	Net Sales Growth	Foreign Exchange Impact	Acquisition/ Divestiture Impact*	Organic Sales Growth
Beauty Care	-4%	4%	1%	1%
Grooming	-6%	6%	0%	0%
Health Care	-1%	5%	-1%	3%
Fabric Care and Home Care	-1%	4%	0%	3%
Baby Care and Family Care	1%	4%	0%	5%
Total P&G	-1%	4%	0%	3%

Total P&G	Net Sales Growth	Foreign Exchange Impact	Acquisition/ Divestiture Impact*	Organic Sales Growth
JAS 2012 (Estimate)	-6% to -4%	6%	0%	0% to 2%
FY 2013 (Estimate)	-2% to 0%	4%	0%	2% to 4%
*Acquisition/Divestiture Impact includes rounding impacts necessary to reconcile net sales to organic sales.

                      Core EPS:  This is a measure of the Company’s diluted net earnings per share from continuing operations excluding current year impairment charges for goodwill and indefinite lived intangible assets, current year incremental restructuring charges due to increased focus on productivity and cost savings, charges in both years related to the European legal matters and a significant prior year settlement from U.S. tax litigation related to the valuation of technology donations.  We do not view these items to be part of our sustainable results.  We believe the Core EPS measure provides an important perspective of underlying business trends and results and provides a more comparable measure of year-on-year earnings per share growth.  Core EPS is also one of the measures used to evaluate senior management and is a factor in determining their at-risk compensation.  The table below provides a reconciliation of diluted net earnings per share to Core EPS:

	AMJ 12	AMJ 11
Diluted Net Earnings Per Share	$1.24	$0.84
Gain from snacks divestiture	($0.48)
Snacks results of operations – Discontinued Operations	($0.02)	($0.02)
Diluted Net Earnings Per Share–Continuing Operations	$0.74	$0.82
Incremental restructuring	$0.08	-
Core EPS	$0.82	$0.82
Core EPS Growth	0%

	JAS 12 (est.)	JAS 11
Diluted Net Earnings Per Share-Continuing Operations	$0.83 to $0.91	$1.01
Incremental restructuring	$0.08 to $0.06	-
Core EPS	$0.91 to $0.97	$1.01
Core EPS Growth	-10% to -4%

	FY 2013 (est.)	FY 2012	FY 2011
Diluted Net Earnings Per Share	$3.61 to $3.85	$3.66	$3.93
Gain from snacks divestiture		($0.48)
Snacks results of operations – Discontinued Operations		($0.06)	($0.08)
Diluted Net EPS–Continuing Operations	$3.61 to $3.85	$3.12	$3.85
Impairment charges		$0.51
Incremental restructuring	$0.19 to $0.15	$0.20
Charges for European legal matters		$0.03	$0.10
Settlement from U.S. tax litigation	-	-	($0.08)
Rounding Impacts		($0.01)	-
Core EPS	$3.80 to $4.00	$3.85	$3.87
Core EPS Growth	-1% to 4%	-1%

Note – All reconciling items are presented net of tax.  Tax effects are calculated consistent with the nature of the underlying transaction.

 Core Operating Profit Growth:  This is a measure of the Company’s operating profit growth adjusted for the current year charges related to incremental restructuring charges due to increased focus on productivity and cost savings:

AMJ 2012
Operating Profit Growth	(4%)
Incremental restructuring	8%
Core Operating Profit Growth	4%

Core Gross Margin:  This is a measure of the Company’s Gross Margin adjusted for the current year charges related to incremental restructuring charges due to increased focus on productivity and cost savings:

	AMJ 12	AMJ 11
Gross Margin	48.1%	48.5%
Incremental restructuring	0.5%
Core Gross Margin	48.6%	48.5%
Basis point change	10

Core SG&A as a % of Net Sales:  This is a measure of the Company’s SG&A as a % of Net Sales adjusted for the current year charges related to incremental restructuring charges due to increased focus on productivity and cost savings:

	AMJ 12	AMJ 11
Selling, General & Administrative Expenses (SG&A) as a % Net Sales	32.9%	33.0%
Incremental restructuring	-0.7%	-
Core SGA % Net Sales	32.2%	33.0%
Basis point change	-80

Free Cash Flow / Adjusted Free Cash Flow:  Free cash flow is defined as operating cash flow less capital spending.  Adjusted free cash flow is free cash flow adjusted for after-tax impacts of major divestitures.  We view free cash flow as an important measure because it is one factor in determining the amount of cash available for dividends and discretionary investment.  Free cash flow is also one of the measures used to evaluate senior management and is a factor in determining their at-risk compensation.  The reconciliation of free cash flow is provided below (amounts in millions):

	Operating Cash Flow	Capital Spending	Free Cash Flow	Cash Tax Payments-Snacks Divestiture	Adjusted Free Cash Flow
Apr-Jun ‘12	$3,973	($1,301)	$2,672	$519	$3,191

Adjusted Free Cash Productivity:  Adjusted free cash flow productivity is defined as the ratio of adjusted free cash flow to net earnings excluding the gains from major divestitures.  Given the size of these gains and our view that they are not part of our sustainable results, we have excluded gains from our calculation.    We believe this provides a better perspective of our underlying liquidity trends.  The Company’s long-term target is to generate free cash flow at or above 90 percent of net earnings.  Adjusted free cash flow productivity is also one of the measures used to evaluate senior management and is a factor in determining their at-risk compensation.  The reconciliation of adjusted free cash flow productivity is provided below (amounts in millions):

	Adjusted Free Cash Flow	Net Earnings	Snacks Gain	Net Earnings Excluding Gain	Adjusted Free Cash Flow Productivity
Apr-Jun ‘12	$3,191	$3,667	$1,418	$2,249	142%

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
(Amounts in Millions Except Per Share Amounts)
Consolidated Earnings Information

	Three Months Ended June 30			Twelve Months Ended June 30

	2012	2011	% CHG	2012	2011	% CHG
NET SALES	$ 20,212	$ 20,451	(1)%	$ 83,680	$ 81,104	3%
COST OF PRODUCTS SOLD	10,497	10,532	(0)%	42,391	39,859	6%
GROSS PROFIT	9,715	9,919	(2)%	41,289	41,245	0%
SELLING, GENERAL & ADMINISTRATIVE EXPENSE	6,652	6,740	(1)%	26,421	25,750	3%
GOODWILL & INDEFINITE LIVED INTANGIBLE IMPAIRMENT CHARGES	0	0	-	1,576	0	-
OPERATING INCOME	3,063	3,179	(4)%	13,292	15,495	(14)%
TOTAL INTEREST EXPENSE	182	212	(14)%	769	831	(7)%
OTHER NON-OPERATING INCOME/(EXPENSE), NET	24	162	(85)%	262	333	(21)%
EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	2,905	3,129	(7)%	12,785	14,997	(15)%
INCOME TAXES ON CONTINUING OPERATIONS	692	661	5%	3,468	3,299	5%

NET EARNINGS FROM CONTINUING OPERATIONS	2,213	2,468	(10)%	9,317	11,698	(20)%

DISCONTINUED OPERATIONS:
INCOME FROM DISCONTINUED OPERATIONS BEFORE INCOME TAX	1,966	104		2,165	322
INCOME TAXES ON DISCONTINUED OPERATIONS	512	33		578	93
NET EARNINGS FROM DISCONTINUED OPERATIONS	1,454	71	N/A	1,587	229	N/A

NET EARNINGS	3,667	2,539	44%	10,904	11,927	(9)%
LESS: NET EARNINGS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	36	29	24%	148	130	14%
NET EARNINGS ATTRIBUTABLE TO PROCTER & GAMBLE	3,631	2,510	45%	10,756	11,797	(9)%

EFFECTIVE TAX RATE	23.8%	21.1%		27.1%	22.0%

BASIC NET EARNINGS PER COMMON SHARE:
EARNINGS FROM CONTINUING OPERATIONS	$ 0.76	$ 0.85	(11)%	$ 3.24	$ 4.04	(20)%
EARNINGS FROM DISCONTINUED OPERATIONS	$ 0.53	$ 0.03	1,667%	$ 0.58	$ 0.08	625%
BASIC NET EARNINGS PER COMMON SHARE	$ 1.29	$ 0.88	47%	$ 3.82	$ 4.12	(7)%

DILUTED NET EARNINGS PER COMMON SHARE:
EARNINGS FROM CONTINUING OPERATIONS	$ 0.74	$ 0.82	(10)%	$ 3.12	$ 3.85	(19)%
EARNINGS FROM DISCONTINUED OPERATIONS	$ 0.50	$ 0.02	2,400%	$ 0.54	$ 0.08	575%
DILUTED NET EARNINGS PER COMMON SHARE	$ 1.24	$ 0.84	48%	$ 3.66	$ 3.93	(7)%

DIVIDENDS PER COMMON SHARE	$ 0.5620	$ 0.5250	7%	$ 2.137	$ 1.9704	8%
AVERAGE DILUTED SHARES OUTSTANDING	2,930.0	2,983.6		2,941.2	3,001.9

COMPARISONS AS A % OF NET SALES			Basis Pt Chg			Basis Pt Chg
GROSS MARGIN	48.1%	48.5%	(40)	49.3%	50.9%	(160)
SELLING, GENERAL & ADMINISTRATIVE EXPENSE	32.9%	33.0%	(10)	31.5%	31.8%	(30)
GOODWILL & INDEFINITE LIVED INTANGIBLE IMPAIRMENT CHARGES	0.0%	0.0%	-	1.9%	0.0%	190
OPERATING MARGIN	15.2%	15.5%	(30)	15.9%	19.1%	(320)
EARNINGS BEFORE INCOME TAXES	14.4%	15.3%	(90)	15.3%	18.5%	(320)
NET EARNINGS FROM CONTINUING OPERATIONS	10.9%	12.1%	(120)	11.1%	14.4%	(330)
NET EARNINGS ATTRIBUTABLE TO PROCTER & GAMBLE	18.0%	12.3%	570	12.9%	14.6%	(170)

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
(Amounts in Millions)
Consolidated Cash Flows Information

	Twelve Months Ended June 30
	2012	2011

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	$ 2,768	$ 2,879

OPERATING ACTIVITIES
NET EARNINGS	10,904	11,927
DEPRECIATION AND AMORTIZATION	3,204	2,838
SHARE-BASED COMPENSATION EXPENSE	377	414
DEFERRED INCOME TAXES	(65)	128
GAIN ON SALE OF BUSINESSES	(2,106)	(203)
GOODWILL AND INDEFINITE LIVED INTANGIBLES IMPAIRMENT CHARGES	1,576	0
CHANGES IN:
ACCOUNTS RECEIVABLE	(427)	(426)
INVENTORIES	77	(501)
ACCOUNTS PAYABLE, ACCRUED AND OTHER LIABILITIES	(22)	358
OTHER OPERATING ASSETS & LIABILITIES	(444)	(1,221)
OTHER	210	16

TOTAL OPERATING ACTIVITIES	13,284	13,330

INVESTING ACTIVITIES
CAPITAL EXPENDITURES	(3,964)	(3,306)
PROCEEDS FROM ASSET SALES	2,893	225
ACQUISITIONS, NET OF CASH ACQUIRED	(134)	(474)
CHANGE IN INVESTMENTS	112	73

TOTAL INVESTING ACTIVITIES	(1,093)	(3,482)

FINANCING ACTIVITIES
DIVIDENDS TO SHAREHOLDERS	(6,139)	(5,767)
CHANGE IN SHORT-TERM DEBT	(3,412)	151
ADDITIONS TO LONG-TERM DEBT	3,985	1,536
REDUCTIONS OF LONG-TERM DEBT	(2,549)	(206)
TREASURY STOCK PURCHASES	(4,024)	(7,039)
IMPACT OF STOCK OPTIONS AND OTHER	1,729	1,203

TOTAL FINANCING ACTIVITIES	(10,410)	(10,122)

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(113)	163

CHANGE IN CASH AND CASH EQUIVALENTS	1,668	(111)

CASH AND CASH EQUIVALENTS, END OF PERIOD	$ 4,436	$ 2,768

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
(Amounts in Millions)
Consolidated Balance Sheet Information

	June 30, 2012	June 30, 2011

CASH AND CASH EQUIVALENTS	$ 4,436	$ 2,768
ACCOUNTS RECEIVABLE	6,068	6,275
TOTAL INVENTORIES	6,721	7,379
OTHER	4,685	5,548
TOTAL CURRENT ASSETS	21,910	21,970

NET PROPERTY, PLANT AND EQUIPMENT	20,377	21,293
NET GOODWILL AND OTHER INTANGIBLE ASSETS	84,761	90,182
OTHER NON-CURRENT ASSETS	5,196	4,909

TOTAL ASSETS	$ 132,244	$ 138,354

ACCOUNTS PAYABLE	$ 7,920	$ 8,022
ACCRUED AND OTHER LIABILITIES	8,289	9,290
DEBT DUE WITHIN ONE YEAR	8,698	9,981
TOTAL CURRENT LIABILITIES	24,907	27,293

LONG-TERM DEBT	21,080	22,033
OTHER	22,222	21,027
TOTAL LIABILITIES	68,209	70,353

TOTAL SHAREHOLDERS' EQUITY	64,035	68,001

TOTAL LIABILITIES & SHAREHOLDERS' EQUITY	$ 132,244	$ 138,354

	THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
		(Amounts in Millions)
	Consolidated Earnings Information

	Three Months Ended June 30, 2012
		% Change		% Change	Net Earnings	% Change
		Versus	Earnings Before	Versus	From Continuing	Versus
	Net Sales	Year Ago	Income Taxes	Year Ago	Operations	Year Ago
Beauty	$ 4,806	-4%	$ 544	-6%	$ 382	0%
Grooming	2,007	-6%	534	-2%	406	0%
Health Care	2,929	-1%	496	-8%	336	-2%
Fabric Care and Home Care	6,551	-1%	1,002	4%	635	10%
Baby Care and Family Care	4,099	1%	840	5%	540	13%
Corporate	(180)	N/A	(511)	N/A	(86)	N/A
Total Company	20,212	-1%	2,905	-7%	2,213	-10%

	Twelve Months Ended June 30, 2012
		% Change		% Change	Net Earnings	% Change
		Versus	Earnings Before	Versus	From Continuing	Versus
	Net Sales	Year Ago	Income Taxes	Year Ago	Operations	Year Ago
Beauty	$ 20,318	2%	$ 3,196	-6%	$ 2,390	-6%
Grooming	8,339	1%	2,395	1%	1,807	2%
Health Care	12,421	3%	2,718	0%	1,826	2%
Fabric Care and Home Care	27,254	3%	4,645	-5%	2,915	-6%
Baby Care and Family Care	16,493	6%	3,351	5%	2,123	7%
Corporate	(1,145)	N/A	(3,520)	N/A	(1,744)	N/A
Total Company	83,680	3%	12,785	-15%	9,317	-20%

	Three Months Ended June 30, 2012
	(Percent Change vs. Year Ago)*
	Volume	Volume
	With	Without
	Acquisitions/	Acquisitions/	Foreign			Net Sales
	Divestitures	Divestitures	Exchange	Price	Mix/Other	Growth
Beauty	-1%	-1%	-4%	4%	-3%	-4%
Grooming	0%	0%	-6%	1%	-1%	-6%
Health Care	1%	0%	-5%	4%	-1%	-1%
Fabric Care and Home Care	-1%	-1%	-4%	5%	-1%	-1%
Baby Care and Family Care	1%	1%	-4%	4%	0%	1%
Total Company	0%	0%	-4%	4%	-1%	-1%

	Twelve Months Ended June 30, 2012
	(Percent Change vs. Year Ago)*
	Volume	Volume
	With	Without
	Acquisitions/	Acquisitions/	Foreign			Net Sales
	Divestitures	Divestitures	Exchange	Price	Mix/Other	Growth
Beauty	2%	2%	0%	3%	-3%	2%
Grooming	1%	1%	-1%	2%	-1%	1%
Health Care	1%	0%	0%	3%	-1%	3%
Fabric Care and Home Care	-1%	-1%	0%	5%	-1%	3%
Baby Care and Family Care	1%	1%	0%	5%	0%	6%
Total Company	0%	0%	0%	4%	-1%	3%

* These sales percentage changes are approximations based on quantitative formulas that are consistently applied.